                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
           of the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the commission Only (as permitted by rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   ZILA, INC.
                (Name of Registrant As Specified In Its Charter)


  (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)0 and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1)  Amount previously paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                   ZILA, INC.
                              5227 NORTH 7TH STREET
                           PHOENIX, ARIZONA 85014-2800
                                 (602) 266-6700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                December 10, 1998

         The 1998 Annual Meeting of Stockholders of Zila, Inc. (the "Company") will be held at Marriott's Camelback Inn, 5402 East Lincoln Drive, Scottsdale, Arizona 85253 on December 10, 1998, at 9:00 a.m., local time.

MATTERS TO BE VOTED ON:

         1. Election of seven directors to serve for the next year or until their successors are elected;

         2. Ratification of the selection of Deloitte & Touche LLP as the independent public accounting firm for the Company for the fiscal year ending July 31, 1999; and

         3. Any other matters as may properly come before the Annual Meeting or any adjournment thereof.

         The close of business on October 30, 1998 has been fixed as the Record Date for the determination of Stockholders entitled to receive notice of and to vote at this meeting or any adjournment of the meeting. The list of stockholders entitled to vote at this meeting is available at the offices of the Company, 5227 North 7th Street, Phoenix, Arizona 85014, for examination by any stockholder.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THIS MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                                            By Order of the Board of Directors,



                                            /s/ Janice L. Backus
                                            -----------------------------------
                                            Janice L. Backus
                                            Vice President and Secretary


Phoenix, Arizona
November 12, 1998

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

GENERAL INFORMATION...........................................................................................   1
         Who Can Vote.........................................................................................   1
         Voting by Proxies....................................................................................   1
         How You May Revoke Your Proxy Instructions...........................................................   2
         How Votes are Counted................................................................................   2
         Cost of this Proxy Solicitation......................................................................   2
         Attending the Annual Meeting.........................................................................   2

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?...............................................................   2

WHO SHOULD I CALL IF I HAVE QUESTIONS?........................................................................   3

PROPOSALS.....................................................................................................   3

         PROPOSAL NO. 1 -  ELECT SEVEN DIRECTORS..............................................................   3

         PROPOSAL NO. 2  -  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS....................................   4

ABOUT THE BOARD AND ITS COMMITTEES............................................................................   8

EXECUTIVE COMPENSATION........................................................................................  10

STOCK OPTION GRANTS...........................................................................................  11

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
         OPTION VALUE AS OF JULY 31, 1998.....................................................................  12

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.......................................................  13

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT........................................................  16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................................................  17

STOCK PRICE PERFORMANCE GRAPH.................................................................................  18

PROPOSALS BY STOCKHOLDERS.....................................................................................  19

OTHER BUSINESS................................................................................................  19

ANNUAL REPORT.................................................................................................  19

                                 PROXY STATEMENT


         This Proxy Statement is furnished to the Stockholders of Zila, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 10, 1998. The proxy materials were mailed on or about November 12, 1998 to stockholders (the "Stockholders") of record at the close of business on October 30, 1998 (the "Record Date").

         Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the persons who are named on the enclosed Proxy Card (the "Proxies"). "We," "our," "Zila," and the "Company" refer to Zila, Inc.

                               GENERAL INFORMATION


Who Can Vote               You are entitled to vote your Common Stock if our
                           records showed that you held your shares as of October 30, 1998. At that date, 35,301,936 shares of
                           Common Stock were outstanding and entitled to vote.
                           Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. The enclosed Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

Voting by Proxies          If your Common Stock is held by a broker, bank or
                           other nominee (i.e. in "street name"), you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common
                           Stock by signing, dating and mailing the Proxy Card in the envelope provided. Of course, you can always come to the meeting and vote your shares in person.
                           If you give us a proxy without giving specific voting instructions, your shares will be voted by the Proxies as recommended by the Board of Directors.

                           We are not aware of any other matters to be presented at the Annual Meeting except those described in this Proxy Statement. However, if any other matters not described in the Proxy Statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your Common Stock may be voted by the Proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

How You May                You may revoke you proxy instructions by any of the
Revoke Your                following procedures:
Proxy Instructions
                                    1.       Send the Company another signed
                                             proxy with a later date;

                                    2.       Send a letter to the Company's
                                             secretary revoking your proxy
                                             before your Common Stock has been
                                             voted by the Proxies at the
                                             meeting; or

                                    3.       Attend the Annual Meeting and vote
                                             your shares in person.

How Votes are              Inspectors of election will be appointed for the
Counted                    meeting. The inspectors of election will determine
                           whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual
                           Meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Cost of this Proxy         We will pay the cost of this proxy solicitation,
Solicitation               including the charges and expenses of brokerage firms
                           and others who forward solicitation material to beneficial owners of the Common Stock. The Company will solicit proxies by mail. Proxies may also be solicited by personal interview, telephone, or telegraph. Corporate Investor Communications, Inc.
                           will serve as the Company's proxy solicitation agent.
                           In such capacity, Corporate Investor Communications,
                           Inc. will coordinate the distribution of proxy materials to beneficial owners of Common Stock and oversee the return of proxy cards. The fee for these services is estimated to be $5,500.

Attending the
Annual Meeting             If you are a beneficial owner of Common Stock held by
                           a broker or bank, you will need proof of ownership to be admitted to the meeting. A recent statement or letter from a broker or bank showing your current ownership and ownership of the Company's shares on the record date are examples of proof of ownership.
                           Although you may attend the meeting, you will not be able to vote your Common Stock held in street name in person at the meeting and will have to vote through your broker or bank.


                 WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?


Proposal 1:                The seven nominees for director who receive the most
Election of Seven          votes will be elected.  There is no cumulative voting
Directors                  in the election of directors.

Proposal 2:                The affirmative vote of a majority of the voting
Ratification of            power of Common Stock present at the Annual Meeting
Independent                in person or by proxy will be required to ratify the
Public                     selection of independent auditors. Therefore, if you
Accountants                "abstain" from voting, it has the same effect as if
                           you voted "against" this proposal.

                     WHO SHOULD I CALL IF I HAVE QUESTIONS?

         If you have questions about the Annual Meeting or voting, please call Janice L. Backus, our Vice President and Corporate Secretary, at (602) 266-6700.


                                    PROPOSALS

                     PROPOSAL NO. 1 - ELECT SEVEN DIRECTORS


Number of                  An entire Board of Directors, consisting of seven
Directors to be            directors, is to be elected at the Annual Meeting.
Elected                    Each Director elected will hold office until the next
                           annual meeting or until his successor is elected and qualified. If any director resigns or otherwise is unable to complete his or her term of office, the Board will elect another director for the remainder of the resigning director's term.

Vote Required              The seven nominees receiving the highest number of
                           votes cast at the Annual Meeting will be elected.
                           There is no cumulative voting in the election of directors.

Nominees of the            The Board has nominated the following individuals to
the Board                  serve on Board of Directors of the Company for the
                           following year:

                                    Joseph Hines
                                    Clarence J. Baudhuin
                                    Carl A. Schroeder
                                    Patrick M. Lonergan
                                    Michael S. Lesser
                                    Curtis M. Rocca III
                                    Thomas B. Simone

                           All of these nominees are currently serving on the Board. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected. See page 5 for information regarding each of the nominees listed above.

         We know of no reason why any of the listed nominees would not be able to serve. However, if any nominee is unavailable for election, the Proxies will vote your Common Stock to approve the election of any substitute nominee proposed by the Board.


  YOUR DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE SEVEN NOMINEES UNDER
                                PROPOSAL NO. 1.



         PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The principal independent public accounting firm utilized by the Company during the fiscal years ended July 31, 1994, 1995, 1996, 1997, and 1998 was Deloitte & Touche LLP, independent certified public accountants (the "Auditors"). The Board of Directors presently contemplates that the Auditors will be retained as the principal accounting firm to be utilized by the Company throughout the fiscal year ending July 31, 1999. The Company anticipates that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

         The Proxies will vote in favor of ratifying the selection of Deloitte & Touche LLP unless instructions to the contrary are indicated on the accompanying proxy form.


               YOUR DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 2.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


         Information regarding the names, ages, positions with the Company and the Board, and business experience of each of the directors and nominees is set forth in the table below. Each director has served continuously with the Company since his first election as indicated below.

                                                                                               DIRECTOR
                 NAME                       AGE                   POSITION(S)                   SINCE
                 ----                       ---                   -----------                  --------
Joseph Hines                                70       Chairman of the Board,                      1983
                                                     President and Chief
                                                     Executive Officer
Clarence J. Baudhuin (1)                    69       Assistant to the President on               1983
                                                     Special Projects and Director
Carl A. Schroeder (1)                       69       Director                                    1984
Patrick M. Lonergan (1), (2)                63       Director                                    1992
Michael S. Lesser (2)                       56       Director                                    1995
Curtis M. Rocca III                         36       Director                                    1997
Thomas B. Simone (2)                        56       Director                                    1998

(1) Member of the Audit Committee
(2) Member of the Compensation Committee.


Joseph Hines               Mr. Hines has served as President and Chief Executive
                           Officer of the Company since 1983. From 1976 until
                           1983, Mr. Hines owned and operated Desert Valley
                           Companies, Inc., a management consulting firm headquartered in Phoenix, Arizona. From 1966 until
                           1976, Mr. Hines served as Chief Executive Officer of several subsidiaries of Dart Industries, formerly
                           Rexall Drug and Chemical Company.

Clarence J. Baudhuin       Mr. Baudhuin has served the Company in his present
                           capacity since 1998. From 1983 through 1997, Mr.
                           Baudhuin served as Executive Vice President of
                           Finance and Administration, Chief Financial Officer and Treasurer of the Company. He also served as Secretary of the Company from September 1983 until April 1989. From May 1981 until July 1983, Mr.
                           Baudhuin acted as Senior Vice President of Finance for Mattel Toy Company. Prior to that time, Mr.
                           Baudhuin was Senior Vice President of the
                           Chemical-Plastics Group of Dart Industries. Mr.
                           Baudhuin is a certified public accountant.

Carl A. Schroeder          Mr. Schroeder is retired. From September 1991 to
                           August 1996, Mr. Schroeder was the President of Dixon
                           Capital Corp. Between 1982 and September 1991, Mr.
                           Schroeder was a private business consultant. Mr.
                           Schroeder was also a principal in certain mining, drilling and farming operations from 1987 to 1992.
                           From 1977 to 1982, he served as Chief Financial
                           Officer with a high technology division of the MEAD
                           Corporation. Mr. Schroeder received an engineering degree from MIT and an MBA degree from Harvard
                           Business School.

Patrick M. Lonergan        Mr. Lonergan is the co-founder of Numark
                           Laboratories, Inc. and has served as its President since January 1989. From 1973 through December 1989,
                           Mr. Lonergan was employed in various capacities by Johnson & Johnson Products Inc., or one of its affiliates. When Mr. Lonergan left Johnson & Johnson
                           Products Inc. in 1989, his position was Vice
                           President & General Manager.

Michael S. Lesser          Mr. Lesser is the president of T.V. Direct, Inc. and
                           the founder of Lesser & Roffe Company, a business development consulting company. He has served as its Chief Executive Officer since 1990. Prior to founding
                           Lesser & Roffe Company, Mr. Lesser served as
                           President of Ogilvy & Mather Co., Inc. from 1989 to
                           1990, as Chairman and Chief Executive Officer of Lowe
                           Marschalk Co., Inc. (a subsidiary of Revlon) from
                           1980 to 1989, and as Executive Vice President and
                           General Manager of Norcliff Thayer, Inc. (a subsidiary of Interpublic) from 1973 to 1979.

Curtis M. Rocca III        Mr. Rocca is the Chief Executive Officer and Director
                           of Dental Partners, Inc., a privately held dental practice consulting and management company. Prior to joining Dental Partners, Mr. Rocca was President of the Zila Professional Products Group, having held this position following Zila's acquisition of Bio-Dental Technologies Corporation in January 1997.
                           Prior to the firm's acquisition by Zila, Mr. Rocca served as President, CEO and Chairman of Bio-Dental.
                           Mr. Rocca holds a B.A. in Economics from the University of California at Davis, where he graduated with honors. Mr. Rocca currently serves as a director of Pacific Grain Products, Inc., Woodland,
                           California.

Thomas B. Simone           Mr. Simone has been President and CEO of Simone &
                           Associates, a firm that invests in and consults with health care companies, since April 1994, and has been Chairman of the Board and CEO of IBV Technologies,
                           Inc., a pharmaceutical compliance systems company since October 1996. From February 1991 to March 1994, he was President of McKesson Drug Company, a national drug wholesaler that supplies branded and generic pharmaceuticals and health and beauty care products to drug stores, supermarkets, mass merchandisers and hospital and alternate site pharmaceutical providers.
                           From 1989 until becoming President of McKesson, Mr.
                           Simone held a number of executive positions with McKesson and its subsidiaries.


                               EXECUTIVE OFFICERS

                           Information regarding the names, ages, positions with the Company, and business experience of the Company's Executive Officers is set forth below.


Bradley C. Anderson        Mr. Anderson, age 37, joined the Company as Vice
                           President and Treasurer in November 1996 and was named Chief Financial Officer in January 1998. Prior to joining the Company, from 1985 to 1996, Mr.
                           Anderson was employed by Deloitte & Touche LLP, most recently as an Audit Senior Manager, in which capacity Mr. Anderson provided auditing, planning, and other assistance and consulting to numerous privately and publicly held companies, including the Company. Mr. Anderson received his B.S. in
                           Accountancy from Brigham Young University. Mr.
                           Anderson is a Certified Public Accountant.

Janice L. Backus           Ms. Backus, age 49, has served as Secretary of the
                           Company since April 1989 and in 1993 was named a Vice
                           President of the Company. From 1983 until April 1989,
                           Ms. Backus served as Assistant Secretary of the Company. Ms. Backus has also served as the Assistant to the President since 1983. Prior to joining the Company, Ms. Backus held administrative and secretarial positions with the American Heart
                           Association, Arizona Division, BX International and
                           Century Capital Corporation.


Rocco Anselmo              Mr. Anselmo, age 49, joined the Company in 1993 as
                           the Vice President and General Manager of Zila
                           Pharmaceuticals, Inc. In January 1997 Mr. Anselmo became President of Zila Pharmaceuticals and a Vice
                           President of the Company. From 1983 to 1993, Mr.
                           Anselmo held various positions with Oral-B
                           Laboratories, Inc., most recently as General Manager of Oral-B Labs International from 1991 to 1993. From
                           1972 to 1983, Mr. Anselmo held various sales and marketing positions with S.C. Johnson and Sterling
                           Drug Company.

                       ABOUT THE BOARD AND ITS COMMITTEES


The Board                  The Company is governed by a Board of Directors and
                           various committees which meet throughout the year.
                           During the fiscal year ended July 31, 1998, the Board of Directors of the Company met on five occasions.
                           All other actions taken by the Board of Directors during the fiscal year ended July 31, 1998 were accomplished by means of unanimous written consent.
                           During the period in which he served as director, each of the directors attended 75% or more of the meetings of the Board of Directors and of the meetings held by committees of the Board on which he served.

Board                      The Board has two principal committees, the
Committees                 Compensation Committee and the Audit Committee. The
                           function of each of these committees is described below, along with the current membership and number of meetings held during the fiscal year ended July
                           31, 1998. The Company does not maintain a standing nominating committee or other committee performing similar functions.

Compensation               The Compensation Committee of the Board of Directors,
Committee                  which met once during the fiscal year ended July 31,
                           1998, administers the Company's Stock Option Award
                           Plan, reviews all aspects of compensation of the Company's officers and makes recommendations on such matters to the full Board of Directors. During the fiscal year ended July 31, 1998, there were three members of the Compensation Committee. Patrick M.
                           Lonergan and Michael S. Lesser served for the full fiscal year, Douglas L. Ayer served until his resignation in February 1998, and Thomas B. Simone served from the date of Mr. Ayer's resignation through the end of the fiscal year.

Audit                      The Audit Committee, which met once during the fiscal
Committee                  year ended July 31, 1998, makes recommendations to
                           the Board concerning the selection of outside auditors, reviews the financial statements of the Company and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. During the fiscal year ended July 31, 1998, there were three members of the Audit Committee, Clarence J. Baudhuin, Carl A.
                           Schroeder, and Patrick M. Lonergan.

Director                   As of December 11, 1997 non-employee members of the
Compensation               Company's Board of Directors receive compensation in
                           the amount of $1,500 per meeting of the Board of Directors attended by such Director in person, and $500 per meeting of the Board of Directors attended by such Director by telephone. In 1989, the Board of Directors adopted and the Stockholders approved the Company's Non-Employee Directors Stock Option Plan
                           (the "Directors Plan"). Under the terms of the Directors Plan, immediately exercisable options to purchase 2,500 shares of Common Stock are granted to each non-employee member of the Board of Directors on the third trading day following the day the Company publicly announces its year-end financial results for the immediately preceding fiscal year; provided, however, that options may not be granted to any non-employee director who, during the fiscal year immediately preceding the grant date, attended less than 75% of the Board meetings and committee meetings
                           (if he is a member of such committee) held while he was a member of the Board of Directors. The per share price at which the options may be exercised is the average of the closing bid and asked prices of the Common Stock on the date of grant. The term of each option granted under the Directors Plan is five years from the date of grant. The Board may from time to time amend the Directors Plan in whole or in part in such respects as the Board may deem advisable, or may terminate the Directors Plan.

                           On October 7, 1998, November 3, 1997, November 1, 1996 and November 3, 1995 each non-employee director then serving on the Board was granted an option to purchase 2,500 shares of Common Stock at per share exercise prices of $4.3125, $7.00, $6.59 and $4.00, respectively. As of October 30, 1998, options to purchase 84,141 shares of Common Stock granted under the Directors Plan have been exercised.

                             EXECUTIVE COMPENSATION

         The table below sets forth annual and long-term compensation for services in all capacities to the Company for the fiscal years ended July 31, 1998, 1997 and 1996, of the persons who were, at July 31, 1998: (i) the Chief Executive Officer and (ii) the other executive officers of the Company (the "Named Officers") whose total annual salary and bonus exceeded $100,000.

                                                                                       Long-Term
                                           Annual Compensation                        Compensation
                                           -------------------                        ------------
                                                                       Other
                                                                       Annual         Securities
                                                                     Compensa-        Underlying          All Other
Name and Principal Position        Year     Salary($)    Bonus ($)     tion($)       Options/SARs(#)   Compensation (1)
---------------------------        ----     ---------    ---------    -------       ---------------   ----------------
Joseph Hines                       1998       $180,833       --         --             25,000         $  2,712
President, Chief Executive         1997        175,000       --         --             25,300            2,625
Officer and Director               1996        169,431       --         --             23,029            2,315

Bradley C. Anderson                1998        113,333       --         --             75,000            1,700
Vice President and Chief
Financial Officer

Rocco Anselmo                      1998        161,792       --         --             75,000            2,427
Vice President of Zila, Inc.       1997        157,300   $ 31,460       --             17,680            2,682
and President of Zila              1996        152,536     25,000       --            115,651            2,453
Pharmaceuticals, Inc.


(1)      Represents Company 401(k) plan matching contributions.

                               STOCK OPTION GRANTS


         The following Named Officers were granted stock options under the Company's Stock Option Award Plan during the fiscal year ended July 31, 1998.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  Individual Grants                             Potential Realizable
                            -----------------------------------------------------------               Value at
                                                                                                   Assumed Annual
                                                                                                      Rates of
                                              % of Total                                           Stock Price
                                                Options                                          Appreciation for
                                              Granted to       Exercise or                       Option Term(3)
                               Option        Employees in      Base Price     Expiration     ----------------------
Name                        Granted(1)(#)     Fiscal Year    (per share)(2)      Date        5% ($)        10% ($)
----                        -------------     -----------    --------------      ----        ------        -------
Joseph Hines                   25,000             4.3            5.8125         12/07        109,202         259,960
Bradley C. Anderson            75,000            12.8            5.8125         12/07        327,607         779,879
Rocco Anselmo                  75,000            12.8            5.8125         12/07        327,607         779,879



(1) All options granted in the fiscal year ended July 31, 1998 are fully exercisable, except for Rocco Anselmo's options, which become exercisable at the rate of 25,000 per year on December 11 of 1998, 1999 and 2000.

(2) All options were granted at the fair market value (the mean of the final closing bid and asked prices of the Common Stock on the NASDAQ) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts are based upon certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment. The amounts reflected in this table may not necessarily be achieved.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        OPTION VALUE AS OF JULY 31, 1998


         The following table sets forth information with respect to the exercise of stock options pursuant to the Company's Stock Option Award Plan during the fiscal year ended July 31, 1998 by the Named Officers.


                                                                                                      Value of Unexercised
                                                         Number of Unexercised                                In-the-Money
                                                              Options at                                        Options at
                                                          Fiscal Year End (#)                          Fiscal Year End ($)
                                                     ----------------------------                      -------------------
                     Shares
                   Acquired on         Value
Name               Exercise(#)    Realized ($)(1)    Exercisable(2) Unexercisable     Exercisable(3)    Unexercisable(3)
----               -----------    ---------------    -------------- -------------     --------------    ----------------
Joseph Hines              -0-             -0-            412,269          -0-             1,410,568              -0-

Bradley C                 -0-             -0-            110,000       70,000(4)             35,168              -0-
Anderson

Rocco                  55,949         181,862             17,680       75,000(5)                -0-           35,168
Anselmo

(1) Represents the market value of the underlying securities on the date of exercise, minus the exercise price of the options.

(2) Options are considered to be exercisable if they could be exercised on or before July 31, 1998.

(3) Represents the difference between the bid and asked closing prices ($6.2814) of the Company's Common Stock on July 31, 1998 and the exercise price of the options.

(4) These options become exercisable at the rate of 35,000 per year on November 25, 1998 and 1999.

(5) These options become exercisable at the rate of 25,000 per year on December 11 of 1998, 1999 and 2000.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION





What is our                Decisions on compensation of the Company's executive
Compensation               officers are made by the three-member Compensation
Philosophy?                Committee of the Board of Directors (the
                           "Committee"). Each member of the Committee is a non-employee director. The Committee is responsible for setting and administering the policies that govern both annual compensation and stock ownership programs. The Committee follows the belief that compensation should be based upon the following subjective principles:

                            - Compensation programs should reflect and promote the Company's values, and reward individuals for contributions to the Company's success.

                            - Compensation should be related to the value created for stockholders.

                            - Compensation programs should integrate the long- and short-term strategies of the Company.

                            - Compensation programs should be designed to attract and retain executives critical to the success of the Company.

                            - Stock ownership by management and stock-based compensation plans are beneficial in aligning the interests of management and the stockholders in the enhancement of stockholder value.

                           Total compensation for each member of senior management is set by the Committee at levels which it believes are competitive in relation to companies of similar type and size; however, no independent investigation of such levels has been conducted by the Committee. The components of executive compensation include salary, equity participation in the Company in the form of options to purchase common stock, and a bonus plan. Compensation for executive officers of the Company is usually set by the Committee in December of each fiscal year. Due to the level of compensation received by the officers of the Company, the Committee has not yet deemed it necessary to adopt a policy regarding the one million-dollar cap on deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code.

Base Salary       Salary recommendations are submitted annually to the
                  Committee by senior management. In evaluating such recommendations, the Committee takes into account management's efforts to improve net sales and expand the number of markets into which the Company's products are distributed and sold.
                  The Committee also takes into account management's consistent commitment to the long-term success of the Company through the development of new and improved products, as well as management's innovative financing arrangements for the Company's marketing programs. Such efforts have permitted the Company to initiate marketing programs more extensive than what might not otherwise be available to a company of similar size and with similar resources.

                  Based upon its evaluation of these factors, the Committee believes that senior management is dedicated to achieving long-term financial improvements and that the compensation policies, plans and programs administered by the Committee contribute to management's commitment. The Committee attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Committee recognizes that its decisions are primarily subjective in nature due to the subjective nature of the criteria. The Committee does not assign any specified weight to the criteria it considers.

                  Base salary recommendations are fixed at levels that the Committee believes are paid to management with comparable qualifications, experience and responsibilities at other corporations of similar size engaged in similar business as the Company; however, no independent investigation of such levels has been conducted by the Committee. The Committee's recommendations are offered to the full Board of Directors. The Committee's recommendation is ultimately ratified, changed, or rejected by the full Board of Directors. In the past three fiscal years, the average annual salary increase for the Chief Executive Officer has been approximately 5.2%, and the average annual salary increase for other senior management has been approximately 11.9%.

Options The Committee administers the Company's Stock Option Award Plan (the "Award Plan"). All employees of the Company are eligible to participate in the Award Plan. The exercise price of options granted under the Award Plan is never less than the fair market value of the Company's common stock on the day of grant. The number of options granted by the Committee are based upon the Committee's evaluation of the same factors described above under "Base Salary." The Committee also takes into account the relative scope of accountability and the anticipated performance requirements and contributions of each employee, as well as each employee's current equity participation in the Company. In addition, the Committee seeks the recommendation of senior management with respect to options granted to all employees of the Company, including the Chief Executive Officer and senior management. During the fiscal year ending July 31, 1998, the Committee granted options representing 586,000 shares of Common Stock under the Award Plan.

Bonus Senior management bonus compensation is paid under the Company's Performance Bonus Plan (the "Plan"). The Plan was adopted by the Board of Directors and the Committee during fiscal year 1993 and, as of the date of this report, no bonuses have been awarded. Bonuses awarded under the Plan may not exceed 30% of a senior manager's annual base salary. The components which are considered under the terms of the Plan are the Company's net sales and sales volume and the job performance. Each member of senior management is eligible for a bonus of up to 15% of the member's base salary if the Company's annual net profits improve by 25% over the prior year and a bonus of up to 7.5% of the senior manager's base salary if the Company's annual sales volume increases by more than 75% over the prior year. Performance components of the senior manager's bonus may be as great as 7.5% of the senior manager's annual base salary and are based upon subjective criteria.

Chief             Mr. Hines has served as President and Chief Executive Officer
Executive         of the Company since 1983. As Chief Executive Officer, Mr.
Officer           Hines receives a base salary as well as stock options under the Award Plan and is eligible to participate in the Plan. In
                  February 1997, Mr. Hines' employment agreement ceased to be of any further effect; however, Mr. Hines will continue as the President and Chief Executive Officer of the Company. The
                  Committee's evaluation process of the Chief Executive
                  Officer's compensation is comprised of the same components that are utilized in evaluating other members of senior management. Mr. Hines' current base salary was set at the 1997
                  Annual Meeting of the Board of Directors. During the fiscal year ended July 31, 1998, the Committee granted Mr. Hines options to purchase a total of 25,000 shares of the Company's
                  Common Stock under the Award Plan. All the options were granted at fair market value, were immediately exercisable, and expire ten years after the date of grant.

                                             Compensation Committee

                                             Patrick M. Lonergan, Chairman
                                             Michael S. Lesser
                                             Thomas B. Simone

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

         The following table sets forth, as of September 30, 1998, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of such stock,
(b) each director of the Company, (c) each of the Named Officers, and (d) all directors and executive officers of the Company as a group.

              NAME AND ADDRESS OF           SHARES BENEFICIALLY    PERCENT OF
                BENEFICIAL OWNER                  OWNED            COMMON STOCK
               ------------------           -------------------    ------------
Joseph Hines(1)                                1,362,271(2)          3.9%

Clarence J. Baudhuin(1)                          849,273(3)          2.4%

Bradley C. Anderson(1)                           145,500(4)            *

Rocco Anselmo(1)                                  99,024(5)            *

Carl Schroeder(1)                                 25,000(6)            *

Patrick M. Lonergan(1)                            18,846(7)            *

Michael S. Lesser(1)                               8,500(8)            *

Curtis M. Rocca III(1)                            83,121               *

Thomas B. Simone(1)                                  -0-               *

All officers and directors as a group
(10 persons)                                   2,907,645(9)          8.2%

-----------------------------------

*        Represents less than 1%.

(1) The address of this stockholder is c/o Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.

(2) Includes 412,269 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1998 or within sixty days thereafter.

(3) Includes 46,537 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1998 or within sixty days thereafter and 3,000 shares of Common Stock held in trust for the benefit of Mr. Baudhuin's son.

(4) Includes 145,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1998 or within sixty days thereafter, and does not include 35,000 shares of Common Stock which are subject to unexercised options that become exercisable on November 25, 1999.

(5) Includes 17,680 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1998 or within sixty days thereafter, and does not include 75,000 shares of Common Stock which are subject to unexercised options that become exercisable over a three-year period on December 11 of 1998, 1999 and 2000.

(6) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1998 or within sixty days thereafter.

(7) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1998 or within sixty days thereafter.

(8) Includes 7,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1998 or within sixty days thereafter.

(9) Includes the shares of Common Stock subject to the options and warrants to purchase described above and 240,852 shares of Common Stock which are subject to unexercised options that were exercisable on September 30, 1998 or within sixty days thereafter.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Officers, directors and greater than 10% stockholders are required by Exchange Act regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms were required for such persons, the Company believes that during the fiscal year ended July 31, 1998 its officers, directors, and greater than 10% beneficial owners have complied with all filing requirements applicable to them.

                          STOCK PRICE PERFORMANCE GRAPH

         The graph below compares the cumulative total return of the Company's Common Stock with the NASDAQ stock market index (U.S. companies) and the NASDAQ pharmaceutical index from July 31, 1993 to July 31, 1998.

Zila Inc (ZILA)

                                           CUMULATIVE TOTAL RETURN
                            ---------------------------------------------------
                             7/93     7/94     7/95     7/96     7/97     7/98
ZILA, INC.                  100.00   121.57   127.45   243.14   229.41   196.08
NASDAQ STOCK MARKET (U.S.)  100.00   102.91   144.50   157.43   232.31   274.20
NASDAQ PHARMACEUTICAL       100.00    88.72   124.15   150.06   176.13   177.28

                            PROPOSALS BY STOCKHOLDERS

         Any Stockholder proposal that is intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received at the Company's principal executive offices by no later than July 16, 1999, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.


                                 OTHER BUSINESS

         The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Proxy Statement. The Board is not presently aware of any business to be transacted at the Annual Meeting other than as set forth in the Notice.


                                  ANNUAL REPORT

         The Company's Annual Report with certified financial statements for the fiscal year ended July 31, 1998 accompanies this Notice and Proxy Statement and was mailed to all shareholders of record on or about November 12, 1998. Any exhibit to the Annual Report will be furnished to any requesting person who sets forth a good faith representation that he or she was a beneficial owner of the Company's Common Stock on October 30, 1998.


                                           By Order of the Board of Directors,

                                           /s/ Janice L. Backus
                                           ----------------------------
                                           Janice L. Backus
                                           Vice President and Secretary

Phoenix, Arizona

PROXY                              ZILA, INC.                              PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints JOSEPH HINES, JANICE L. BACKUS and BRADLEY C. ANDERSON, or any of them acting in the absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Stockholders of ZILA, INC. (the "Company") to be held at Marriott's Camelback Inn, 5402 East Lincoln Drive, Scottsdale, Arizona 85253 on December 10, 1998, at 9:00 a.m., local time, and any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

  Proposal No. 1: To elect seven directors to the Company's Board to serve for the next year or until their successors are elected.

  NOMINEES:  JOSEPH HINES, CLARENCE J. BAUDHUIN, CARL A. SCHROEDER, PATRICK M.
             LONERGAN, MICHAEL S. LESSER, CURTIS M. ROCCA III and THOMAS B. SIMONE.

----------  VOTE for all nominees except those whose names are written on the line provided below (if any).

--------------------------------------------------------------------------------

----------  VOTE WITHHELD on all nominees

  Proposal No. 2: Ratification of the selection of Deloitte & Touche LLP as the independent public accounting firm for the Company for the fiscal year ending July 31, 1999. (Mark only one)

----------  VOTE FOR
----------  VOTE AGAINST
----------  VOTE WITHHELD

          PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

    This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

DATED:
---------------------------------------------, 1998

                                              ----------------------------------
                                              (Signature)

                                              ----------------------------------
                                              (Signature)

                                              When signing as executor,
                                              administrator, attorney, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person. If a joint
                                              tenancy, please have both joint
                                              tenants sign.